UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2006

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in charter)

Delaware	333-117858	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Agronomy Road, Suite 405 Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 822-0301

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On May 12, 2006, Chemokine Therapeutics Corp. (“the Registrant”) issued a press release announcing the financial and operating results of the first quarter ended March 31, 2006.

ITEM 9.01. Financial Statements and Exhibits.

a.

Not applicable.

b.

Not applicable.

c.

Exhibits.

Exhibit Number	Description of Exhibit
99.1	On May 12, 2006, Chemokine Therapeutics Corp. (“the Registrant”) issued a press release announcing the financial and operating results of the first quarter ended March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2006	Chemokine Therapeutics Corp., a Delaware corporation By: /s/ David Karp David Karp Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	On May 12, 2006, Chemokine Therapeutics Corp. (“the Registrant”) issued a press release announcing the financial and operating results of the first quarter ended March 31, 2006.

Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

CHEMOKINE THERAPEUTICS ANNOUNCES FIRST QUARTER 2006 FINANCIAL AND OPERATING RESULTS

Vancouver, BC (May 12, 2006) – Chemokine Therapeutics Corp. (the Company) (Toronto Stock Exchange: CTI; OTCBB: CHKT), a biotechnology company developing peptide-based therapies to treat cancer, blood disorders, cardiovascular and infectious disease, today announced the financial and operating results of the first quarter ended March 31, 2006.

First Quarter Highlights:

•

Continuation of a three stage phase Ib clinical study for CTCE-0214 to enable the Company to evaluate the safety, pharmacodynamics, and pharmacokinetic profile of CTCE-0214 as a single dose and a multi-dose immune system booster, and in combination with granulocyte colony stimulating factor (G-CSF);

•

Completion of site preparation and patient screening for the start of a CTCE-9908 phase Ib/II clinical trial under which the dosing of the first cancer patient was announced May 2, 2006;

•

Closing of a CDN$6.8 million private placement which will provide further capital to fund the Company’s ongoing pre-clinical and clinical development through mid-2007;

•

Strengthening of the Company’s Board of Directors with the appointment of Dr. Mohammad Azab, former  Executive Vice President of Research and Development and Chief Medical Officer, QLT Inc.;

•

Announcement of collaborations with prestigious institutions such as the Dana-Farber Cancer Institute and the M. D. Anderson Cancer Center to study the benefits of CTCE-9908 in brain and breast cancers, respectively; and

•

Subsequent to the quarter, the re-purchase of the CTCE-0214 licensing option from Pharmaceutical Product Development, Inc. enabling the Company to add further value to this program by continuing to develop CTCE-0214 and explore the potential licensing of this compound to a major pharmaceutical company with an interest in the multi-billion dollar immune system recovery market.

 “The continued progress of the Company is demonstrated by the recent commencement of new clinical trials for our two lead compounds.” said Dr. Hassan Salari, President and CEO of Chemokine Therapeutics.  "In addition, our financing completed during the first quarter will provide the funding for these clinical trials and further reflects investors’ confidence in our ability to develop successful therapeutics.”

Financial Results - Unaudited

(All amounts in U.S. dollars and in accordance with U.S. GAAP unless otherwise specified)

We incurred a net loss of $2,110,387 ($0.06 per share) during the three months ended March 31, 2006 compared to a net loss of $1,688,687 ($0.05 per share) during the same period in 2005. The increase in our net loss was principally due to the increase in research and development expenses as described below.

Research and development expenses were $1,421,008 during the three months ended March 31, 2006, compared to $859,944 for the three months ended March 31, 2005.  The increase in research and development expenses in the current period was primarily attributable to the increased clinical trial and manufacturing costs for our two lead compounds CTCE-0214 and CTCE-9908.  Research and development expenses also include preclinical and regulatory expenses and research staff salaries.  During the quarter we continued dosing subjects under an ongoing, three stage, phase Ib clinical trial for CTCE-0214 which began in December 2005.  In addition, research and development included preparatory work for the CTCE-9908 phase Ib/II clinical trial, and related manufacturing of compound.

We recorded general and administrative expenses of $630,705 for the three months ended March 31, 2006, compared to $664,320 for the comparative period in 2005.  General and administrative expenses consist primarily of salaries, legal and accounting services, investor relations, office expenses, patent filing costs and business development.

During the quarter, we adopted the provisions of Statement of Financial Accounting Standards, SFAS 123R, resulting in the recording of stock-based compensation expense of $34,647, compared to $91,932 recorded for the three months ended March 31, 2005.  The stock-based compensation expense for the three months ended March 31, 2005 includes the expense recorded under variable accounting and relates to certain stock options granted in 2004.

We realized other income of $49,201 for the three months ended March 31, 2006, compared to $55,026 for the three months ended March 31, 2005.  Other income consisted primarily of interest earned on cash balances and investments which benefited from increasing interest rates, offset by lower cash balances, quarter over quarter.

As of March 31, 2006, we had funds available of $11,305,650.  For the three months ended March 31, 2006, we used net cash of $1,898,506 in operating activities consisting primarily of the net loss for the period of $2,110,387.  During the quarter, we placed a total of 6,471,698 shares of common stock in a nonpublic transaction for gross proceeds of $5,886,896 or Cdn$6,860,000 and net proceeds after offering costs of $5,484,808.  In addition, the exercise of warrants and options during the quarter resulted in the Company raising $928,771.

Subsequent to the quarter, we entered into an agreement with Pharmaceutical Product Development, Inc. (“PPDI”) to buy back our outstanding series A preferred shares held by PPDI for $0.86 per share. In the alternative, at our option, PPDI may convert some or all of the 2,000,000 series A preferred shares into common shares and resell the common shares to a third-party buyer. We will buy back the series A preferred shares that are not converted by PPDI. The agreement further provides that we will re-acquire licensing rights on our drug candidate
CTCE-0214 that we had previously granted to PPDI in April 2003. Under the agreement, we will pay PPDI $100,000 cash on closing of the sale of PPDI’s series A preferred shares, and up to $2.5 million in future milestone payments. The transaction is expected to close on or before, May 27, 2006.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a class of proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration. Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five product candidates with two lead product candidates in clinical trials; CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Financial Tables Follow:

Chemokine Therapeutics Corp.

(A Development Stage Company)

CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars)

	March 31,	December 31,
	2006	2005
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,960,812	$3,719,163
Investments	8,344,838	2,627,760
Amounts receivable	46,250	33,214
Prepaid expense and deposits	119,713	154,969

TOTAL CURRENT ASSETS	11,471,613	6,535,106

PROPERTY AND EQUIPMENT	394,325	351,438

LICENSE	22,069	23,993

DUE FROM AFFILIATES	–	91,783

	$11,888,007	$7,002,320

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$370,556	$253,199
Due to affiliates	433,461	–
Current portion of capital lease obligation	11,786	11,648
TOTAL CURRENT LIABILITIES	815,803	264,847

CAPITAL LEASE OBLIGATION	18,049	21,157
	833,852	286,004

STOCKHOLDERS’ EQUITY

PREFERRED STOCK
Authorized – 6,000,000 voting, participating shares; par value $ 0.001 per share
Issued and outstanding: March 31, 2006 – 2,000,000; December 31, 2005 – 2,000,000	2,000	2,000

COMMON STOCK
Authorized – 100,000,000 voting, participating shares; par value $ 0.001 per share
Issued and outstanding: March 31, 2006 – 39,433,205; December 31, 2005 – 31,897,206	39,433	31,897

ADDITIONAL PAID-IN CAPITAL	30,158,655	23,717,965

(DEFICIT) ACCUMULATED DURING THE DEVELOPMENT STAGE	(19,145,933)	(17,035,546)

	11,054,155	6,716,316

	$11,888,007	$7,002,320

Chemokine Therapeutics Corp.

(A Development Stage Company)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in U.S. dollars)

(Unaudited)

	Three months ended March 31,
	2006	2005

REVENUE	$-	$-

EXPENSES
Research and development	1,421,008	859,944
General and administrative	630,705	664,320
Stock-based compensation	34,647	91,932
Amortization of license	1,924	1,923
Depreciation of property and equipment	35,733	3,533
Foreign exchange loss (gain)	35,571	122,061

	2,159,588	1,743,713

OTHER INCOME	49,201	55,026

NET (LOSS)	$(2,110,387)	$(1,688,687)

NET (LOSS) PER COMMON SHARE -
FOR THE PERIOD – BASIC AND DILUTED	$(0.06)	$(0.05)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	33,055,733	30,949,606

For further information contact:

Chemokine Therapeutics Corp. David Karp Chief Financial Officer Phone: (604) 822-3347 E-mail: dkarp@chemokine.net	Frederica Bell Director of Investor Relations Phone: (604) 827-3131 E-mail: fbell@chemokine.net Internet: www.chemokine.net